EXHIBIT (10.2)
                       CONSENT TO ACTION WITHOUT MEETING
       BY THE STOCK OPTION COMMITTEE OF THE UNIFI SPUN YARNS, INC.'S
                         1992 EMPLOYEE STOCK OPTION PLAN



  WHEREAS, Vintage Yarns, Inc. ("Vintage") instituted its 1992 Employee Stock Option Plan ("Vintage Plan") on April 1, 1992, that provided, among other things, that the option exercise price of stock options issued under the Vintage Plan shall be paid in cash at the time an optionee gives notice of exercise of an option; and

  WHEREAS, Vintage, whose name was changed to Unifi Spun Yarns, Inc. ("USY"), became a wholly-owned subsidiary of Unifi, Inc. ("Unifi") on April 23, 1993, pursuant to the terms of a Reverse Triangular Merger and options under the Vintage Plan were converted to options to purchase Unifi stock; and

  WHEREAS, effective May 12, 1993, the Board of Directors of USY changed the name of the Vintage Plan to the Unifi Spun Yarns, Inc.'s 1992
Employee Stock Option Plan ("USY Plan") and appointed a Stock Option Committee for the USY Plan made up of G. Allen Mebane, William T.
Kretzer and Robert A. Ward; and

  WHEREAS, USY merged with and into Unifi on December 26, 1994 and the USY Plan contained in existence after the merger, although no further options can be granted under the same; and

  WHEREAS, the Stock Option Committee deems it in the Optionees of the USY Plan and Unifi's best interest for it, pursuant to Paragraph 14 of the USY Plan, to amend the USY Plan to provide for payment of the option exercise price in cash or for exchange of shares of Unifi's Common Stock previously owned by the optionee.

  NOW, THEREFORE, BE IT RESOLVED, that the Second Sentence of Paragraph 7(b) of the USY Plan is deleted in its entirety and substituted with the following:

        Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefore, and shall be accompanied by the payment of such purchase price in cash or by the exchange of shares of the Corporation's Common Stock, previously owned by the optionee, at the fair market value of said shares on the date of exercise or such other form of payment and upon such other terms and conditions as are acceptable to the Committee.
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  This Consent is effective as of the 1st day of September, 1995 and may be signed in counterparts.
                                           STOCK OPTION COMMITTEE


                                           G. ALLEN MEBANE
                                           G. Allen Mebane


                                           WILLIAM T.KRETZER
                                           William T.Kretzer


                                           ROBERT A. WARD
                                           Robert A. Ward